UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 1, 2011

CASABLANCA MINING LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

 (former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 1, 2011, Casablanca Mining Ltd. (the “Company”) and Angelique de Maison (“Ms. de Maison”) entered into Amendment No. 3 to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated March 10, 2011, as amended by Amendment No. 1 dated May 19, 2011 and Amendment No. 2 dated June 24, 2011.  The Stock Purchase Agreement, Amendment No. 1 and Amendment No. 2 are described in the Company’s Form 8-Ks filed dated March 17, 2011, May 20, 2011 and June 29, 2011, respectively.

Prior to Amendment No. 3, pursuant to the Stock Purchase Agreement, Amendment No. 1 and Amendment No. 2, Ms. de Maison had agreed to purchase, and had purchased, 4,000,000 shares of Common Stock for $1.00 per share.

Pursuant to Amendment No. 3, the Company has agreed to sell, and Ms. de Maison has agreed to purchase, up to an additional 4,200,000 shares of Common Stock for $1.00 per share in one or more installments as requested by the Company.  Concurrently with the execution of Amendment No. 3, Ms. de Maison purchased 757,422 shares of Common Stock.

As under Amendment No. 2, the Company and Ms. de Maison each may terminate the purchase and sale obligation at any time after December 31, 2011 with respect to any shares not purchased on or prior to that date, and Ms. de Maison may terminate her obligation to purchase shares if at the time of request by the Company, she is no longer a director of the Company, unless she is not a director by reason of her voluntary resignation.

As of the date of Amendment No. 3, Ms. de Maison was a director of the Company and beneficially owned approximately 13% of the Company’s outstanding Common Stock.  Ms. de Maison may also be considered a related party to Zirk Engelbrecht, who is President and a director and of the Company, under the rules of the Securities Exchange Act of 1934.  Ms. de Maison, and any entity controlled by Ms. de Maison, disclaim beneficial ownership of any securities beneficially owned by Mr. Engelbrecht or any entity controlled by Mr. Engelbrecht, and Mr. Engelbrecht, and any entity controlled by Mr. Engelbrecht, disclaim beneficial ownership of any securities beneficially owned by Ms. de Maison or any entity controlled by Ms. de Maison.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.  The Company will issue Common Stock pursuant to Amendment No. 3 without registration under the Securities Act of 1933, as amended, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.  The purchaser is an accredited investor.  No general solicitation or advertising was used in connection with the Amendment No. 3, and the Company has imposed appropriate limitations on resales.  There will be no underwriting commissions or discounts in connection with such sales.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exhibit	Description

10.1	Amendment No. 3 to Stock Purchase Agreement, dated September 1, 2011, between Casablanca Mining Ltd. and Angelique de Maison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2011	CASABLANCA MINING LTD.

	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer